UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 1, 2006
(Date of earliest event reported)

THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

1-4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)

8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)

(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of Incentive Payments for 2005

On February 1, 2006, the Compensation Committee of the Board of Directors approved incentive payments to corporate officers and key employees under the Thomas & Betts Corporation Management Incentive Plan (the “Plan”). The Plan was approved by the shareholders at the annual meeting in May 2004. In addition, the Compensation Committee used its discretion to approve a separate discretionary bonus to adjust for the effect on one of the Plan’s performance criteria of the Company’s one-time, non-cash tax charge for the repatriation of foreign earnings. The discretionary amount approved represented an average of 6.38% of the total incentive payment paid to the executive officers under the Plan.

The criteria used under the Management Incentive Plan for the executive officers consisted of achievements in increases in earnings per share and earnings before interest and taxes, and achievements of targets for working capital as a percentage of net sales under the Management Incentive Plan.

Approval of Incentive Criteria for 2006

On February 1, 2006, the Compensation Committee of the Board of Directors approved the criteria for incentive payments to corporate officers and key employees under the Thomas & Betts Corporation Management Incentive Plan for the 2006 fiscal year. Incentive payments will be based on achievements in increases in earnings before interest and taxes, and achievements of targets for working capital, measured as a percentage of sales.

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 6, 2006, Thomas & Betts Corporation, by a press release furnished as Exhibit 99 to this report, and incorporated herein by reference, announced the financial results for the fourth quarter and fiscal year ended December 31, 2005.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99	Press Release dated February 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By:	/s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and Assistant Secretary

Date: February 6, 2006

Exhibit Index

Exhibit	Description of Exhibit

99	Press Release dated February 6, 2006